UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9100 South Dadeland Blvd., Suite 1100, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025, at the Annual Meeting of Stockholders (the “Annual Meeting”) of International Money Express, Inc. (the “Company”), the Company’s stockholders approved the Amended and Restated International Money Express, Inc. 2020 Omnibus Equity Compensation Plan (the “A&R 2020 Plan”), which amends and restates the Company’s existing 2020 Omnibus Equity Compensation Plan (the “2020 Plan”).

The A&R 2020 Plan increases the number of shares of common stock authorized for issuance under the 2020 Plan by an additional 2,520,000 shares. The A&R 2020 Plan also (a) sets the effective date of the A&R 2020 Plan as June 20, 2025, (b) extends the term of the 2020 Plan from June 25, 2030 to June 19, 2035, (c) provides that the aggregate fair market value (as defined in the A&R 2020 Plan) of all grants to any non-employee director during any single calendar year, plus the total cash compensation paid to the director for services as a director rendered for a calendar year, shall not exceed $750,000, representing an increase from $500,000 and a modification of such limitation such that it will apply only for services rendered as a director rather than for services rendered in all capacities (for example, as both a director and as a consultant), (d) adds that after March 31, 2025, shares tendered (either physically or by attestation) or withheld by the Company for purposes of satisfying tax withholding obligations with respect to grants other than options or stock appreciation rights granted under the A&R 2020 Plan shall again be available for purposes of the A&R 2020 Plan, and (e) includes certain other minor or ministerial changes.

The Company’s Board of Directors approved the A&R 2020 Plan on April 28, 2025, subject to stockholder approval at the Annual Meeting. The A&R 2020 Plan is described in more detail in Proposal Four in the Company’s revised definitive proxy statement on

Schedule 14A filed with the Securities and Exchange Commission on May 12, 2025 (the “Proxy Statement”). The descriptions of the A&R 2020 Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R 2020 Plan, a copy of which was filed as Annex A to the Proxy Statement and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting held on June 20, 2025, the Company’s stockholders (i) elected two Class I directors to serve for a three-year term or until their respective successors are duly elected and qualified, (ii) ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, (iii) approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers and (iv) approved the Amended and Restated International Money Express, Inc. 2020 Omnibus Equity Compensation Plan. The final results for the votes regarding the proposals are set forth below.

Proposal 1 - Election of the Following Class I Directors

Class I Directors	Votes For	Votes Withheld	Broker Non-Votes
Bernardo Fernandez	18,570,256	2,068,842	4,486,739
Laura Maydon	12,578,271	8,060,827	4,486,739

Proposal 2 - Ratification of the Appointment of BDO USA, P.C. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025:

Votes For	Against	Abstained	Broker Non-Votes
24,789,182	327,922	8,733	0

Proposal 3 – Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers:

Votes For	Against	Abstained	Broker Non-Votes
18,776,424	1,845,903	16,771	4,486,739

Proposal 4 – Approval of the Amended and Restated International Money Express, Inc. 2020 Omnibus Equity Compensation Plan:

Votes For	Against	Abstained	Broker Non-Votes
18,888,034	1,739,574	11,490	4,486,739

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*
Amended and Restated International Money Express, Inc. 2020 Omnibus Equity Compensation Plan (incorporated by reference to Annex A to the Company’s Revised Definitive Proxy Statement, filed May 12, 2025).

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: June 26, 2025	By:	/s/ Robert Pargac
	Name:	Robert Pargac
	Title:	General Counsel & Corporate Secretary